                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of August 15, 2006, between STUART B. REKANT, residing at 880 Fifth Avenue, New York, New York 10021 ("Executive"), and JUNIPER
PARTNERS ACQUISITION CORP., a Delaware corporation having its principal office at 56 West 45th Street, Suite 805, New York, NY 10036 ("Company").

     WHEREAS, the Company believes that Executive is able provide unique management services for the Company and wishes to retain the services of
Executive as its Chairman and Chief Executive Officer; and

     WHEREAS, the Company and Executive have reached an understanding regarding
Executive's employment with the Company for a three (3) year period commencing as of the date of the closing of the transactions contemplated by that certain
Agreement and Plan of Merger ("Merger Agreement"), dated August 15, 2006 among the Company, FCI Acquisition, Inc., Firestone Communications, Inc. ("Firestone")
and certain of the stockholders of Firestone (the "Effective Date"); and

     WHEREAS, the Company and Executive desire to evidence their agreement in writing and to provide for the employment of Executive by the Company on the terms set forth herein.

     IT IS AGREED:

     1. Employment, Duties and Acceptance.

         1.1 Effective as of the Effective Date, the Company hereby agrees to employ Executive as its Chairman of the Board and Chief Executive Officer and
Executive hereby accepts such employment on the terms and conditions contained in the Agreement. During the term of this Agreement, the Executive shall make himself available to the Company to pursue the business of the Company subject to the supervision and direction of the Board of

Directors of the Company ("Board" or "Board of Directors"), of which he shall be nominated to be a member during the term hereof.

         1.2 The Board may assign the Executive such general management and supervisory responsibilities and executive duties for the Company as are appropriate and commensurate with Executive's position as Chairman and Chief
Executive Officer of the Company ("CEO") and would otherwise be consistent in stature and prestige with the responsibilities of a CEO. The Executive shall serve as Chairman of the Executive Committee of the Board (if such a committee is established) and all other officers of the Company shall report to him and be subject to his supervision and control. Upon completion of the transactions contemplated by the Merger Agreement, Executive shall be appointed as CEO of
Firestone.

         1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties; provided, however, that Executive may continue to be actively involved in (i) the business of Hidden Treasures, Inc. and its affiliated companies (collectively, "HTI") as set forth in Section 1.4, and (ii)
eleemosynary, educational and civic activities to the extent that such activities do not materially detract from the reasonable performance of his duties (such material detraction to be evidenced by a resolution approved by the majority of the Board and a written notice to Executive, in which event
Executive shall have one hundred and twenty (120) days to reduce the level of such activities in a reasonable manner). The Company recognizes the value to it of Executive's continued involvement in eleemosynary, educational and civic activities and will reimburse Executive for reasonable expenses incurred by him in connection with such activities. Nothing herein shall be construed as preventing Executive from (i) making and supervising investments on a personal or family basis (including trusts, funds and investment entities in which
Executive or members of his family have an interest) and (ii) in serving on the boards of directors of those companies, for profit and not for profit, on which he currently serves; provided, however, that these activities do not materially interfere with the performance of his duties hereunder or violate the provisions of Section 4.4 hereof.

         1.4 Executive may be involved in the activities of HTI only to the extent that his involvement does not substantially interfere with the performance of his obligations to the Company hereunder. Such activities shall be limited to the supervision of Executive's investment in HTI; furnishing information and advice regarding HTI's business; and such activities as are reasonably necessary to effect the transfer of day-to-day management of HTI from
Executive to other officers and employees of HTI. From and after the Effective
Date, all business opportunities that are presented to Executive or otherwise are brought to his attention shall first be offered to the Company, for acceptance or rejection by the Company's Board of Directors, before being offered to HTI or any other enterprise with which Executive has an interest or involvement.

     2. Compensation and Benefits.

         2.1 The Company shall pay to Executive a salary at an annual base rate of not less than $450,000 for each year during the term hereof. Executive's salary will be paid not less frequently than monthly without the prior written consent of Executive and shall be subject to deductions for federal and state income taxes and social security. Executive's annual base rate will be reviewed periodically during the term hereof for purposes of determining whether an increase in such rate is appropriate; provided that any increase shall be solely at the discretion of the Board and there is no assurance of any increase in the annual base rate during the term of this Agreement, as it may be extended.

         2.2 The Company shall also pay to Executive such annual bonuses, beginning with respect to the fiscal year of the Company ending December 31,
2007, upon achievement by the Company of such objectives as may be specified from time to time by the Board of Directors. The amount of annual bonus payable to Executive, which may be from 0% to 100% of Executive's annual base rate salary, and whether the objectives have been achieved, shall be determined by the Board in its sole discretion. In determining the objectives and the annual bonus to be paid to the Executive, if any, the Board may, among other factors the members thereof believe to be appropriate, consider, and give varying degrees of importance to, the Executive's contribution to the following:

          (1)  growth in the Company's per share value;

          (2)  achievement by the Company of specific identified targets selected by the Board from time to time;
          (3)  the attraction and retention of key executive personnel by the
               Company;
          (4)  satisfaction of the Company's capital requirements;
          (5)  the establishment of strategic direction and significant Company goals; and
          (6)  Such other criteria as the Board deems to be relevant.

         2.3 Executive shall be entitled to such insurance and other benefits including, among others, medical and disability coverage and life insurance as are afforded to other senior executives of the Company and its subsidiaries, subject to applicable waiting periods and other conditions which may be generally applicable. The Company shall also reimburse Executive up to $5,000 per year for personal term life insurance premiums on policies obtained or maintained by Executive, upon presentation of invoices therefor.

         2.4 Executive shall be entitled to 4 weeks per year vacation time and to days off for religious and personal reasons in accordance with the Company's policy for its senior executives.

         2.5 The Company shall pay Executive $1,200 monthly for the costs of owning or leasing an automobile.

         2.6 The Company will pay or reimburse Executive for all transportation, hotel and other expenses incurred by Executive on business trips (including business class air travel if the scheduled flight is more than two (2)
consecutive hours, except that flights to Asia may be in first class) and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses.

         2.7 Executive agrees that his services shall be rendered primarily at the Company's principal office in New York City.

         2.8 On the Effective Date, the Company shall grant Executive options to purchase 350,000 shares of the Company's Common Stock in accordance with the
Stock Option Agreement in the form annexed hereto as Exhibit A that shall be entered into by the Company and Executive on the Effective Date.

     3. Term and Termination.

         3.1 The term of this Agreement commences as of the Effective Date and shall continue until the day prior to the third anniversary of the Effective
Date, unless sooner terminated as herein provided. Such term shall be continued
for additional like terms of three (3) years unless, not less than 90 days prior to the expiration of the initial term or any succeeding term, either Executive or the Company gives written notice to the other of its intention to terminate this Agreement effective as of the expiration of the then-current term.

         3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate the base salary due Executive pursuant to
Section 2.1 hereof through the first anniversary of Executive's death (or the scheduled expiration under Section 3.1, if earlier than the first anniversary date) as well as a pro rata allocation of bonus payments under Section 2.2 based on the days of service during the year of death, and all amounts owing to
Executive at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

         3.3 If Executive shall be rendered incapable by an incapacitating illness or disability (either physical or mental) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 180 consecutive days during any consecutive twelve (12) month period, then the Company, at its option, may terminate this Agreement by written notice to Executive (the "Disability Notice") delivered prior to the date Executive resumes the rendering of services hereunder; provided, however, if requested by
Executive (or a representative thereof) such termination shall not occur until after examination of Executive by a medical doctor (retained by the Company with the consent of the Executive which consent shall not be unreasonably withheld)
who certifies in a written report to the Board with a

copy of such report delivered simultaneously to Executive that Executive is and shall be incapable of performing his duties for in excess of two additional months because of the continuing existence of such incapacitating illness or disability. Notwithstanding such termination, the Company (a) shall make a payment to Executive of a pro rata allocation of payments under Section 2.2 based on the days of service during the year in which the Disability Notice is delivered and (b) shall pay to Executive the base salary due Executive pursuant to Section 2.1 hereof through the second anniversary of the date of such notice
(the "Disability Period"), less any amount Executive receives for such period from any Company-sponsored or Company-paid for source of insurance, disability compensation or governmental program. The Company shall also pay to Executive all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay. At the Executive's request, the Company shall provide to
Executive at the Company's expense an office for his exclusive use at the
Company's principal executive offices with full time confidential secretarial assistance and office services during the Disability Period.

         3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "cause" shall mean (a) the refusal in bad faith by
Executive to carry out specific written directions of the Board, (b) intentional fraud or dishonest action by Executive in his relations with the Company
("dishonest" for these purposes shall mean Executive's knowingly making of a material misstatement to the Board for the purpose of obtaining direct personal benefit); or (c) the conviction of Executive of any crime involving an act of significant moral turpitude after appeal or the period for appeal has elapsed without an appeal being filed by Executive. Notwithstanding the foregoing, no
"cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) or (b) above, unless the Board shall have given written notice to Executive (after five (5) days advance written notice to
Executive and a reasonable opportunity to Executive to present his views with respect to the existence of "cause"), specifying the "cause" with particularity and , within twenty (20) business days after such notice, Executive shall not have disputed the Board's determination or in reasonably good faith taken action to cure or eliminate prospectively the problem or thing giving rise to such
"cause," provided, however, that a repeated breach after notice and cure, of any provision of clause (a) or (b) above, involving the same or substantially similar actions or

conduct, shall be grounds for termination for cause upon not less than five (5)
days additional notice from the Company. In the event of a dispute as to the existence of suitable "cause" for termination pursuant Section 3.4, Executive shall be entitled to file for arbitration of such dispute in accordance with the rules of the American Arbitration Association before a single arbitrator selected in accordance with such rules and, pending final determination of such arbitration proceedings, Executive shall continue to be compensated and shall be reimbursed for his expenses including his legal costs in connection with the arbitration, in accordance with the terms of this Agreement.

         3.5 The Executive, by notice to the Company, may terminate this
Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good
Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a material breach of this Agreement by the Company; (c) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the
Company, in good faith; (d) a liquidation, bankruptcy or receivership of the
Company; or (e) if Executive is at any time not a member of the Board of
Directors of the Company and a member of the Executive Committee thereof (if such a committee exists), unless he voluntarily resigns therefrom; or (f) a
Change in Control of the Company (as defined below). For purposes of this
Agreement, a "Change in Control of the Company" shall mean (i) any person or entity other than the Company and/or any officers or directors of the Company as of the date of this Agreement acquires securities of the Company other than from
Executive or his affiliates (in one or more transactions) having 35% or more of the total voting power of all the Company's securities then outstanding; (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose election or appointment is not endorsed by a majority of the members of the Board prior to the election or appointment of such directors;
(iii) a sale of all or substantially all of the assets of the Company; or (iv)
if the Company's business is substantially operated through its subsidiaries, a sale of all or substantially all of the assets of all of the Company's subsidiaries (taken as a whole). Notwithstanding the foregoing, no Good Reason shall be deemed to exist

with respect to the Company's acts described in clauses (a), (b) or (c) above, unless Executive shall have given written notice to the Company specifying the
Good Reason with reasonable particularity and, within twenty (20) business days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b) or (c) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from Executive.

         3.6 In the event that Executive terminates this Agreement for Good
Reason, pursuant to the provisions of paragraph 3.5, or the Company terminates this Agreement without "cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as
Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the term of this Agreement; provided, however, that (i) payments under Section 2.2 shall be limited to a pro rata allocation of payments under Section 2.2 based on the days of service during the year in which the Agreement is terminated; and (ii)
Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere. If
Executive's employment is terminated for Good Reason or without "cause,"
Executive shall have no duty to mitigate awards paid or payable to him pursuant to this subsection, and any compensation paid or payable to Executive from sources other than the Company will not offset or terminate the Company's obligation to pay to Executive the full amounts pursuant to this Section 3.6.
Notwithstanding anything to the contrary in this Agreement, no payment pursuant to this Section 3.6 based upon Executive's salary shall exceed 2.9 times
Executive's annual salary in effect on the date of termination.

     4. Protection of Confidential Information: Non-Competition.

         4.1 Acknowledgment. Executive acknowledges that:

         (a) As a result of his current and prior employment with the Company,
Executive has obtained and will obtain secret and confidential information concerning the

business of the Company and its subsidiaries (referred to
collectively in this Section 4 as the "Company"), including, without limitation, financial information, proprietary rights, trade secrets and "know-how,"
customers and sources ("Confidential Information").

         (b) The Company will suffer substantial damage that will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company in violation of Section 4.4 or divulge Confidential Information.

         (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

         4.2 Confidentiality. Executive agrees that he will not at any time, during the Employment Term or thereafter, divulge to any person or entity any
Confidential Information obtained or learned by him as a result of his employment with the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's prior written consent; (iii) to the extent that any such information is in the public domain other than as a result of
Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If
Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, shall notify, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

         4.3 Documents. Upon termination of his employment with the Company,
Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the Company.

         4.4 Non-Competition. During the period commencing on the date of this
Agreement and terminating one year after termination of employment: Executive, without the prior written permission of the Company, shall not, anywhere in the
United States of America, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is directly in competition with the Company's principal existing business at the time of termination ("Competitive Business"); (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ, or have or cause any other person or entity to employ, any person who was employed by the Company at the time of termination of
Executive's employment by the Company (other than Executive's personal secretary and assistant); or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers.
Notwithstanding the foregoing, Executive shall not be precluded from (a)
continuing to be actively involved in the business of HTI in accordance with
Section 1.4, or (b) investing and managing the investment of, his or his family's assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 5% of any class of the publicly-traded equity securities of such Competitive Business;
provided, however, that for a period commencing on the Effective Date and terminating one year after termination of Executive's employment (except for investments in a class of securities trading on public markets), Executive shall refer to the Company for consideration (before any other party) any and all opportunities to acquire or purchase, or otherwise make equity or debt investments in, companies primarily involved in a Competitive Business if such opportunities becomes known to Executive while he is the Chairman and Chief
Executive Officer of the Company. If the Company determines not to exploit any opportunity referred to in the foregoing sentence, the Company shall determine what, if anything, should be done with such opportunity. Executive shall not be entitled to any compensation, as a finder or otherwise, if either the Company or
Executive introduces such opportunity to other persons, it being understood that all such compensation shall be paid to the Company. Notwithstanding the foregoing, in the event the Company terminates this Agreement

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without "Cause" or if Executive terminates this Agreement for Good Reason under
Section 3.5 hereof, Executive's obligations under this Section 4.4 shall terminate one month following termination.

         4.5 If Executive commits a breach of any of the provisions of Sections
4.2 or 4.4, the Company shall have the right:

               (1) to have the provisions of this Agreement specifically
enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

               (2) to require Executive to account for and pay over to the
Company all monetary damages determined by a non-appealable decision by a court of law to have been suffered by the Company as the result of any actions constituting a breach of any of the provisions of Sections 4.2 or 4.4, and
Executive hereby agrees to account for and pay over such damages to the Company
(up to the maximum of all payments made under the Agreement).

         4.6 If Executive shall violate any covenant contained in Sections 4.2 and 4.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

         4.7 If any provision of Sections 4.2 or 4.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall not have the power to modify such scope, duration, or area, or all of them and such provision or provisions shall be void ab initio.

     5. Miscellaneous Provisions.

         5.1 In the event that any payment or benefit received or to be received

                                       11

by Executive in connection with a termination of his employment with the Company would constitute a "parachute payment" within the meaning of Section 280G of the
Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision to Section 280G and/or would be subject to any excise tax imposed by Section 4999 of the Code or any similar or successor provision, then the Company shall assume all liability for the payment of any such tax and the
Company shall immediately reimburse Executive on a "grossed-up" basis for any income taxes attributable to Executive by reason of such Company payment and reimbursements.

         5.2 All notices provided for in this Agreement shall be in writing, and shall be delivered personally or sent by registered mail, return receipt requested (with a copy sent the same day by ordinary mail and by electronic mail or fax to the other party), at his or its address set forth below, or at such other address as may be supplied by written notice given in the manner provided for in this Section 5.2. The date of personal delivery or two (2) business days after the date of mailing, as the case may be, shall be the date of delivery of such notice.

              If to Executive:

                  Stuart B. Rekant
                  880 Fifth Avenue
                  New York, New York 10021

                  With a copy to:

                  Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, New York 10016
                  Attention:  Stephen M. Rathkopf, Esq., and Fred R. Green, Esq.

              If to the Company:

                  Juniper Partners Acquisition Corp.
                  56 West 45th Street, Suite 805
                  New York, NY 10036
                  Attention: Chief Financial Officer

         5.3 In the event of any claims, litigation or other proceedings arising under this Agreement (including, among others, arbitration under Section 3.4), the Executive

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shall be reimbursed by the Company within thirty (30) days after delivery to the
Company of statements for the costs incurred by the Executive in connection with the analysis, defense and prosecution thereof, including reasonable attorneys'
fees and expenses; provided, however, that Executive shall reimburse the Company for all such costs if it is determined by a non-appealable final decision of a court of law that the Executive shall have acted in bad faith with the intent to cause material damage to the Company in connection with any such claim, litigation or proceeding.

         5.4 The Company, shall to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively, "Claims") made against
Executive for any actions or omissions as an officer and/or director of the
Company or its subsidiary. To the extent that the Company obtains director and officers insurance coverage for any period in which Executive was an officer, director or consultant to the Company, Executive shall be a named insured and shall be entitled to coverage thereunder. Following Executive's termination of employment, the Company shall continue to cover Executive under the then-existing directors' and officers' liability insurance, if any, for the period during which Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company on the same terms as such coverage was provided during the term of this Agreement, at the highest level then maintained for any then-current or former officer or director, but only to the extent that such insurance is maintained for the Company's continuing officers and directors.

         5.5 The provisions of Article 4, Sections 5.2 and 5.3 and any provisions relating to payments owed to Executive after termination of employment shall survive termination of this Agreement for any reason.

         5.6 This Agreement and the Stock Option Agreement set forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement or the Stock Option Agreement may be waived or changed except by a writing by the

                                       13

party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

         5.7 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

         5.8 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon
Executive's heirs and legal representatives.

         5.9 Should any provision of this Agreement become legally
unenforceable, no other provision of this Agreement shall be affected, and this
Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               /s/ Stuart B. Rekant
                                               ---------------------------------
                                               Stuart B. Rekant

                                               JUNIPER PARTNERS ACQUISTION CORP.

                                               By:    /s/ Robert B. Becker
                                                      --------------------------

                                               Name:  Robert B. Becker
                                                      --------------------------

                                               Title: Chief Financial Officer
                                                      --------------------------

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